Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This AMENDMENT NO. 1 to PURCHASE AGREEMENT (this “Amendment”) is made as of this 31st day of December, 2008 by and among THE MANITOWOC COMPANY, INC. (“Parent”), MMG HOLDING CO., LLC (“Seller”), FINCANTIERI-CANTIERI NAVALI ITALIANI S.p.A. (“Fincantieri”) and FINCANTIERI MARINE GROUP HOLDINGS INC. (“Buyer”).

WHEREAS, Parent, Seller, Fincantieri and Buyer entered into a Purchase Agreement, dated as of August 1, 2008 (the “Agreement”), pursuant to which Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, the MMG Ownership Interest (as defined in the Agreement) on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.             Defined Terms.  All terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.

2.             Amendments to the Agreement. The Agreement is hereby amended as follows:

(a)           “Subsidiary’s Articles of Incorporation” and “Articles of Incorporation of the Subsidiary” wherever appearing in the Agreement is hereby deleted and replaced with “Subsidiary’s articles of incorporation or organization.”

(b)           “Subsidiary’s Bylaws” and “Bylaws of the Subsidiary” wherever appearing in the Agreement is hereby deleted and replaced with “Subsidiary’s bylaws or operating agreement.”

(c)           “Subsidiary’s Articles of Incorporation and Bylaws” and “Articles of Incorporation and Bylaws of the Subsidiary” wherever appearing in the Agreement is hereby deleted and replaced with “Subsidiary’s articles of incorporation or organization and bylaws or operating agreement.”

(d)           “Subsidiary’s capital stock” and “capital stock of the Subsidiary” wherever appearing in the Agreement is hereby deleted and replaced with “Subsidiary’s limited liability company membership interests or capital stock.”

(e)           The words “the Subsidiary” in the first clause of the Recitals to the Agreement are hereby deleted and replaced with the following:

“Marinette Marine Corporation, a Wisconsin corporation that is a wholly owned subsidiary of MMG (“MMC”),

(f)            The words “the Subsidiary” in the third clause of the Recitals to the Agreement are hereby deleted and replaced with “MMC.”

(g)           Section 1.64 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 1.64:

“Subsidiary.          “Subsidiary” shall mean, collectively or individually, as the context requires, MMC, ACE Marine LLC, a Wisconsin limited liability company which is a wholly owned subsidiary of MMG, and any other subsidiary of MMG, MMC or ACE Marine LLC that is formed prior to the Closing Date.  Unless otherwise explicitly stated herein, each representation, warranty, covenant, obligation or agreement contained in this Agreement that is claimed to be made by “the Subsidiary” shall be deemed to be made by each of MMC, ACE Marine LLC, and any other subsidiary of MMG, MMC or ACE Marine LLC that is formed prior to the Closing Date.”

(h)           The last two sentences of Section 3.17(f) of the Agreement are hereby deleted in their entirety and replaced with the following new sentences:

“As soon as practicable after Buyer establishes or maintains Buyer’s 401(k) Plan, Seller or the Parent shall direct the trustee of each Seller 401(k) Plan to segregate the portion of each investment fund thereunder attributable to the aggregate individual account balances (whether vested or unvested) of such Affected Employees, and to transfer in cash or in kind, as determined by Buyer in its discretion, such segregated portion to the trust or other funding vehicle under Buyer’s 401(k) Plan.  The parties shall comply with all provisions of the Code and ERISA applicable to such transfer, including Sections 414(l) and 411(d)(6) of the Code and the corresponding provisions of ERISA.”

(i)            Section 4.6(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 4.6(a)(ii):

“(ii)  MMG is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Nevada, and each Subsidiary is an entity duly organized, validly existing and in active status under the Laws of the state of its organization.  MMG is not in default under any provision of its Articles of Organization or the MMG Operating Agreement, and neither Subsidiary is in default under any provision of its articles of incorporation or organization, as the case may be, or its bylaws or operating agreement, as the case may be.”

(j)            “Corporate power” wherever it appears in Section 4.6(b) of the Agreement is hereby deleted and replaced with “corporate or limited liability company power.”

(k)           Section 4.7(b) of the Agreement is hereby amended as follows:

(i)            “The Subsidiary” wherever it appears in Section 4.7(b), other than in the sentence to be added to Section 4.7(b) pursuant to this Amendment, is hereby deleted and replaced with “MMC.”

(ii)           The following new sentence is added to the end of Section 4.7(b):

“Schedule 4.7(b) to the Disclosure Schedules also sets forth, as applicable (i) the authorized capital of the Subsidiary (other than MMC), including the identification of each authorized class of capital stock or limited liability company membership interests, the number of authorized shares of each class, the number of issued and outstanding shares of each class, the number of treasury shares of each class, and the holders of any outstanding shares or limited liability company membership interests and (ii) the holders and percentages of limited liability company membership interests of the Subsidiary (other than MMC) held.

(l)            Section 7.6(c) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 7.6(c):

“(c)  A Certificate of the Secretary of each Subsidiary certifying to an attached copy of the articles of incorporation or organization and bylaws or operating agreement, as applicable.”

(m)          Section 11.1 of the Agreement is hereby amended as follows:

(i)            “December 30, 2008” wherever it appears in Section 11.1 is hereby deleted and replaced with “December 31, 2008.”

(ii)           The following new sentence is added to the end of Section 11.1:

“Notwithstanding anything in this Section 11.1 to the contrary, neither Buyer nor Seller may terminate this Agreement on or prior to January 15, 2009 if (x) the only condition to closing set forth in Article VIII (if Seller is the party desiring to terminate) or Article VII (if Buyer is the party desiring to terminate) that has not been fulfilled is the receipt of Exon-Florio Clearance and (y) the reason that the Exon-Florio Clearance has not been received is solely due to administrative constraints (such as any administrative delay by CFIUS in issuing a letter confirming that its 45-day investigation has revealed no issue of material security concern) and not for any substantive reason.”

3.             Waivers.  The parties hereto hereby waive the obligation arising under Section 3.3(a) of the Agreement of Seller to deliver, together with the Disclosure Schedule, a certificate signed by an officer of Seller, stating that the Disclosure Schedule is being delivered pursuant to the Agreement and is the Disclosure Schedule referred to in the Agreement.  Notwithstanding such waiver, the parties hereto confirm and agree that the Disclosure Schedule attached to the executed Agreement and initialed by the parties is the Disclosure Schedule referred to in the Agreement.

4.             Full Force and Effect.  Except as expressly amended hereby, the Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof.  As used in the Agreement, the terms “Agreement,” “this Agreement,” “this Purchase Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Agreement as amended by this Amendment.

5.             Governing Law.  This Amendment shall be construed and interpreted according to the internal Laws of the State of New York without regard to the conflicts of Laws principles thereof.

6.             Counterparts; Headings.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment.  The headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

THE MANITOWOC COMPANY, INC.

By:	/s/ Maurice D. Jones
Name:	Maurice D. Jones
Title:	Senior Vice President, General Counsel and Secretary

MMG HOLDING CO., LLC

By:	THE MANITOWOC COMPANY, INC.,
SOLE MEMBER

	By:	/s/ Maurice D. Jones
Name: Maurice D. Jones
Title: Senior Vice President, General Counsel and Secretary

FINCANTIERI-CANTIERI NAVALI ITALIANI S.p.A.

By:	/s/ Giuseppe Bono
Name:	Giuseppe Bono
Title:	Chief Executive Officer

FINCANTIERI MARINE GROUP HOLDINGS INC.

By:	/s/ Pier Francesco Ragni
Name:	Pier Francesco Ragni
Title:	President

Signature Page to Amendment No. 1 to Purchase Agreement